As filed with the Securities and Exchange Commission on December 20, 2006

File No. 33-32504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ryerson Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3425828
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place
Chicago, Illinois	60608
(Address of Principal Executive Offices)	(Zip Code)

RYERSON SAVINGS PLAN

( f/k/a Inland Steel Industries Thrift Plan)

(Full Title of the Plan)

Joyce E. Mims

Ryerson Inc.

2621 West 15th Place

Chicago, Illinois 60608

(773) 762-2121

(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed to amend the registration statement (the “Registration Statement”) on Form S-8 (No. 33-32504), pursuant to which Ryerson Inc. (“Ryerson”) registered an aggregate amount of $58,100,000 of Common Stock, par value $1 per share (“Common Stock”) and Series ESOP Convertible Preferred Stock, par value $1 per share (“Preferred Stock”), issuable pursuant to the Ryerson Savings Plan, formerly known as the Inland Steel Industries Thrift Plan (the “Plan”).

On December 1, 2006, Ryerson liquidated all remaining Ryerson shares in the Plan and is no longer offering a Ryerson stock fund as an option under the Plan. In accordance with an undertaking made by Ryerson in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, Ryerson hereby withdraws from registration the $53,500,000 aggregate amount of Common Stock and Preferred Stock registered under the Registration Statement and associated Plan interests that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois on December 19, 2006.

RYERSON INC.

By:	/s/ Joyce E. Mims
Joyce E. Mims
General Counsel

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the plan) have duly caused this registration statement to be signed on its behalf by the undersigned, in the city of Chicago, Illinois on December 19, 2006.

RYERSON SAVINGS PLAN

By:	/s/ William Korda
William Korda
Vice President – Human Resources and Member of Ryerson Savings Plan Committee

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